SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2017

NEW GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

WYOMING 333-179669 45-4349842

(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

109 East 17th Street, Suite 4217, Cheyenne, WY 82001

(Address of principal executive offices) (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

 (307) 633-9192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Solar Power Production: The solar systems on New Global Energy’s Aqua Farming Tech farms have been performing above expectations. For the year 2016, the system on the Company’s Mecca farm produced 324,262 kWh of electricity, some 117% of its initial estimated production level. The system on the Company’s Thermal farm produced 397,212 kWh of electricity, some 108% of its initial estimated production level, both providing power to the Company’s operations.

Additional Markets: Consistent with the Company’s continued effort to add markets for its Tilapia production it has been testing a local direct marketing initiative. The project includes the placement of a live fish display engineered to hold 150 pounds of live ½ to ¾ pound tilapia into small retail food markets which serve primarily a local Hispanic demographic.

The fish size, which is preferred by the Mexican market, is 1/2 to 3/4 pound which Aqua Tech has been wholesaling at an entry price of $2.25 per pound to the market; The Company benefits by the sales of smaller fish because they take less time to raise and correspondingly less cost to raise them. With respect to the farm's general fish population, a certain percentage of the fish are female, which generally grow to a smaller size - as the fish are graded and moved from the nursery to the intermediate ponds and ultimately to the grow out ponds, slower growing females can be harvested for sale to this new market, leaving the faster growing male fish to be sold to the Asian market at a higher price per pound, when they reach the 1.5 pound range; The Company believes that segmenting the market is efficient, that it saves on production costs, accelerates revenue, while diversifying Aqua Tech's customer base and improving overall product demand.

Based on the performance of this initial display, Aqua Farming Tech is planning to expand the program to several additional store locations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This correspondence contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of many factors.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Global Energy, Inc.

Date: February 10, 2017	By:	/s/ Perry Douglas West
Perry Douglas West
CEO

3